EXHIBIT 99

Versatility Inc. Announces postponement of Third Quarter Financial Results And Restatement of certain financial Results; Resignation of Chairman and CEO; Filing of Securities Class Action Lawsuit

Thursday, March 12, 1998 04:08 PM


FAIRFAX, Va., March 12 /PRNewswire/ -- Versatility Inc. (Nasdaq: VERS) today announced that it has temporarily postponed reporting final operating results for the third quarter of fiscal 1998 and that it anticipates that it will not file its Quarterly Report on Form 10-Q for the third quarter on time. Versatility also announced that it expects to restate its earnings for fiscal 1997 and the first and second quarters of fiscal 1998.

The Company has postponed the release of its third quarter results while it examines, under the supervision of its Audit Committee, the accounting treatment of certain transactions. The Company said the issues include revenue recognition criteria and timing, bad debt reserves and other matters. The Company expects that these issues will affect fiscal 1997 results as well as the first and second quarters of fiscal 1998. The Company expects to file its Form10-Q for the third quarter of fiscal 1998 and any required restated quarterly or annual reports as soon as possible after its examination is complete. Previously issued financial statements for fiscal 1997 and interim periods for fiscal 1998 and any related independent auditor's reports should not be relied upon.

The Company expects that the restatement of the financial results for the periods indicated will decrease the revenue recognized during those periods and will result in operating losses for each period.

Versatility also announced the resignation of Ronald Charnock as Chairman, Chief Executive Officer and a Director of the Company. Marcus Heth also stepped down as a Director, although he will continue with the Company as Senior Vice President.

Paul Zoukis, Versatility's recently appointed President and Chief Operating Officer, was elected to the Board of Directors, and will assume leadership of the Company's management team. Mr. Zoukis said, "We are doing everything we can to take all appropriate actions to investigate these matters and to report our operating results as quickly as possible. The situation has not affected the performance of our products or our commitment to our customers."

Versatility also announced that it, among other parties, has been named as a defendant in a securities class action lawsuit filed in the United States District Court for the Southern District of New York. The complaint alleges, among other things, that the defendants made misstatements to the investing public, relating primarily to its discontinued


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CallCenter product. Versatility believes that the allegations in the complaint are without merit and intends to vigorously contest them.

About Versatility

Versatility Inc., based in Fairfax, Virginia, is a leading provider of enterprise-wide customer care solutions for teleservicing and telesales call center solutions in the services industries. Versatility is traded on Nasdaq under the symbol VERS and can be reached at 1-800-VERSATILE (1-800-837-7284 extension: 111) or via the World Wide Web at http://www.versatility.com.

Statements other than statements of historical information contained in this release including statements regarding expected restatement of previously-issued financial information may constitute forward-looking statements which are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements discussed herein. Those risks involve the preliminary nature of the Company's investigation and the need to complete that investigation as well as those other factors discussed from time to time in the Company's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" included in the registration of the Company's Form S-1, filed December 13, 1996 and discussed under "Factors Which May Effect Future Operating Results" in the Company's quarterly report on Form 10-Q for the quarter ended October 31, 1997.

SOURCE Versatility Inc.

CONTACT: Ken Nelson, Chief Financial Officer of Versatility, 703-591-2900



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